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                                                                       EXHIBIT 5


                                March 20, 1998



Eufaula BancCorp, Inc.
218-220 Broad Street
Eufaula, Alabama 36027

          Re: Registration Statement on Form SB-2 relating to the issuance of shares of common stock of Eufaula BancCorp, Inc.

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Eufaula BancCorp, Inc., a Delaware corporation (the "Company") in connection with the proposed public issuance by the Company of shares of its common stock, par value of $1.00 per share, pursuant to an Underwriting Agreement with Sterne, Agee & Leach, Inc. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form SB-2 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

          (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;

          (ii) The shares of common stock of the Company referred to above, to the extent actually issued, will, when so issued, be duly and validly authorized and issued and will be fully paid and non-assessable shares of common stock of the Company;

          (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of common stock of the Company.
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March 20, 1998
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement and to the reference to our firm in the
related prospectus under the heading "Legal Matters."   In consenting to the
inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.


                                            Sincerely yours,

                                            BALCH & BINGHAM LLP



                                            By:  /s/ Michael D. Waters
                                               -----------------------
                                                 Michael D. Waters


MDW/trh